                                                                EXHIBIT 10.20

                                 [DIGITAL LOGO]


                               AGREEMENT BETWEEN

                            SIMPLEX SOLUTIONS, INC.

                                      AND

                         DIGITAL EQUIPMENT CORPORATION

                           FOR LICENSING OF CAD TOOLS


License # SEG/CAD-92195-1                              Dated September 21, 1995

Table of Contents

1.0       DEFINITIONS

2.0       TITLE AND LICENSE GRANTS

3.0       LICENSE FEES AND PAYMENTS (CONSIDERATION)

4.0       CONFIDENTIALITY

5.0       UPDATES, TRAINING AND SUPPORT SERVICES

6.0       TECHNOLOGY TRANSFER

7.0       WARRANTIES

8.0       LIMITATION OF LIABILITY

9.0       REMEDIES

10.0      INJUNCTIVE RELIEF

11.0      TERMINATION

12.0      NOTICES

13.0      GENERAL TERMS

APPENDIX A LICENSED SOFTWARE AND DOCUMENTATION

                           SOFTWARE LICENSE AGREEMENT

This Agreement is entered into as of September 21, 1995 (EFFECTIVE DATE) by and between Digital Semiconductor a business unit of Digital Equipment Corporation, a Massachusetts Corporation with principle offices at 111 Powdermill Road, Maynard, Massachusetts 01754-1458 (hereinafter "DIGITAL") and Simplex Solutions, Inc., a Delaware Corporation with principal offices at 2540 North First Street, Suite 302, San Jose, CA 95131 ("SIMPLEX").

SIMPLEX desires to acquire an EXCLUSIVE LICENSE, except for Digital Semiconductor's own internal use, for [*] after which this LICENSE reverts to a NON-EXCLUSIVE LICENSE, to use, modify, develop and create derivative works of the LICENSED SOFTWARE in source code and binary format, as defined in Appendix A in order to create SIMPLEX SOFTWARE, and to market, promote and distribute, in binary format only, such SIMPLEX SOFTWARE internationally.

DIGITAL desires to grant SIMPLEX such EXCLUSIVE LICENSE, except for Digital Semiconductor's own internal use, for [*] after which this LICENSE reverts to a NON-EXCLUSIVE LICENSE to use in source code format, and a limited non-exclusive right to sublicense in binary format only the LICENSED SOFTWARE, as defined in Appendix A, as part of SIMPLEX SOFTWARE subject to the terms and conditions hereinafter set forth.

Therefore, for and in consideration of the mutual covenants expressed herein and other good and valuable consideration, except which the parties hereby acknowledge, the parties hereby agree as follows:

1.      ARTICLE 1 - DEFINITIONS

As used in this Agreement, the following terms shall have the following respective meanings:

        1.1. CONTRACT YEAR shall mean the twelve month period beginning on the first anniversary date of the EFFECTIVE DATE and on each anniversary of the EFFECTIVE DATE thereafter. CONTRACT YEARS shall be referred to by the calendar year in which such CONTRACT YEAR began.

        1.2. DIGITAL and SIMPLEX are hereafter occasionally referred to as "party" or "parties" as indicated by the context.

        1.3. INTELLECTUAL PROPERTY RIGHTS shall mean any of the following rights owned or licensed by DIGITAL with respect to LICENSED SOFTWARE as delivered hereunder during the term hereof.

                1.3.1. All rights, title and interests in all Letters Patent including any reissue, division, continuation or continuation-in-part applications throughout the world now or hereafter filed; and

                1.3.2. All mask work rights including mask work registration rights, all copyright rights, and all other literary property and author rights whether or not copyrightable; and all rights, title and interests in all copyrights, mask work registrations and copyrighted interests; and

                1.3.3. All rights, title and interests in all know-how and show-how whether or not protectable by patent, copyright, mask work registration or trade secret.

        1.4. LICENSED SOFTWARE shall mean DIGITAL's CAD software tools in both object code and source code forms, as more particularly identified and described in Appendix A hereto and shall also include DIGITAL's User Guides and reference manuals listed in Appendix A.

        1.5. EXCLUSIVE LICENSE shall mean a license which permits SIMPLEX to use the LICENSED SOFTWARE as licensed, but which does not prohibit DIGITAL in any manner from making, using and selling LICENSED SOFTWARE and products embodying the LICENSED SOFTWARE throughout the world, and which does not prohibit DIGITAL from granting non-exclusive rights to third parties to use



*Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

          LICENSED SOFTWARE for any purpose throughout the world, except for the first four (4) years of this LICENSE, for which time Digital shall not license any other third party.
          1.5.1. The term "use" as employed in Article 1.4 above shall include but not be limited to the rights to design, implement, develop, copy, reproduce, manufacture, package, install, operate, test, correct, maintain, repair, enhance, extend, translate, transliterate, and create or sublicense other derivative works.
     1.6. SIMPLEX SOFTWARE shall mean SIMPLEX's [*] (which will incorporate the LICENSED SOFTWARE) and [*] (which will not incorporate the LICENSED SOFTWARE) software programs as well as any other software owned or marketing by SIMPLEX which may incorporate LICENSED SOFTWARE, including any manuals and related documentation.
     1.7. TERM shall mean the term of this Agreement commencing on the EFFECTIVE DATE and continuing thereafter for a term of [*] years or until otherwise terminated in accordance with Article 10 below. Prior to the end of the TERM of this Agreement the parties shall confer and negotiate in good faith any extension of this Agreement.
     1.8. USE SUBLICENSE shall mean any agreement or arrangement between SIMPLEX and any of its end user customers for the lease, license or use of SIMPLEX SOFTWARE. USE SUBLICENSES shall only grant end users the right to use the SIMPLEX SOFTWARE in binary format.
     1.9. References to an Article in this Agreement shall be deemed to include all Articles numerically depending therefrom. For example, a reference to Article 2.2 shall be deemed to include Articles 2.2.1 and 2.2.2, and a reference to Article 3 shall be deemed to include Article 3.1.

2.   ARTICLE 2 - TITLE AND LICENSE GRANTS
     2.1. Subject to the limited EXCLUSIVE LICENSE granted to SIMPLEX as expressly set forth in this Article 2, DIGITAL Owns and shall retain all rights, title and interests including INTELLECTUAL PROPERTY RIGHTS in the LICENSED SOFTWARE. SIMPLEX shall retain ownership of all corrections, adaptations, enhancements and extensions to the SIMPLEX SOFTWARE, as well as any derivative works created from the LICENSED SOFTWARE, developed by or for SIMPLEX pursuant to the rights licensed hereunder.
     2.2. DIGITAL agrees to grant and hereby grants to SIMPLEX under DIGITAL's INTELLECTUAL PROPERTY RIGHTS, and subject to the terms of Article 4 below, a perpetual, irrevocable, worldwide EXCLUSIVE LICENSE, except for Digital Semiconductor's own internal use, to use, reproduce, develop, modify and create derivative works of the LICENSED SOFTWARE in order to create SIMPLEX SOFTWARE, and to use, reproduce, distribute, perform and display the SIMPLEX SOFTWARE in binary code format only pursuant to the USE SUBLICENSES with the right to further sublicense in binary format only to any tier as may be necessary to distribute SIMPLEX SOFTWARE to end user customers.
          2.2.1. SIMPLEX shall label all SIMPLEX SOFTWARE which includes LICENSED SOFTWARE in whole or in part with the following notice: "Portions of this product incorporates technology licensed from Digital Equipment Corporation".
          2.2.2. In addition to the foregoing, SIMPLEX shall have the right to transfer possession of the source code of the LICENSED SOFTWARE as incorporated in the SIMPLEX SOFTWARE as part of a source code escrow of the SIMPLEX SOFTWARE established for the benefit of end user customers to allow such end users to use such software solely to support and maintain SIMPLEX SOFTWARE in their possession in the event SIMPLEX is unable to do so, in each case subject to escrow terms



*Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

            approved by DIGITAL, which approval may not be unreasonably withheld, and confidentiality restrictions and restrictions on use of the LICENSED SOFTWARE at least as restrictive as those contained in this Agreement. Except for above, SIMPLEX shall have no right to distribute the source code of the LICENSED SOFTWARE to any third parties.

   2.3. SIMPLEX hereby grants to DIGITAL for its internal purposes only, a fully paid, irrevocable, non-exclusive, perpetual, license to use within Digital Semiconductor business unit worldwide, under SIMPLEX's INTELLECTUAL PROPERTY RIGHTS including patent, copyright, mask work and trade secret rights, no more than [*] copies of Simplex's [*] software products in executable code form and including documentation. For purposes of clarification, DIGITAL may request up to [*] copies of any combination of [*]. Each copy may be used only on a single workstation/CPU. For SIMPLEX SOFTWARE upgrades which included DIGITAL's LICENSED SOFTWARE [*], Digital will receive such upgrades at no charge for a period of [*] years from the effective date of this agreement. For SIMPLEX SOFTWARE upgrades that do not include DIGITAL's LICENSED SOFTWARE [*], Digital xxxxxxxxxxxx at SIMPLEX's prevailing prices. For the purposes of this subsection, an "upgrade" is an optional module that may be added to a base software product to provide additional functionality or performance. Digital will receive maintenance/support for the SIMPLEX SOFTWARE through a single DIGITAL support coordinator at DIGITAL's Hudson facility for a period of [*] years from the effective date of this agreement at no additional charge.

        2.3.1. It is understood by the parties that the license grant to DIGITAL under this Article 2.3 shall permit DIGITAL to design, distribute and use the SIMPLEX SOFTWARE internally. But, unless otherwise agreed by the parties in writing, DIGITAL shall have no right to distribute, sublicense or grant access to the SIMPLEX SOFTWARE to any third party.

   2.4. DIGITAL and SIMPLEX agree that Articles 2.1 and 2.3 shall survive the termination of this Agreement for any reason whatsoever including expiration of TERM.

3. ARTICLE 3 - FEES AND ROYALTIES

   3.1. In consideration for DIGITAL's performance under this Agreement, and the rights and licenses granted to SIMPLEX under this Agreement, SIMPLEX shall grant Digital the licenses defined in Section 2.3 above. SIMPLEX [*] any royalty payments.

   3.2. Within four weeks of the execution of this Agreement, DIGITAL shall deliver to SIMPLEX one DIGITAL Alpha workstation and related software configured as previously specified by SIMPLEX which may be used by SIMPLEX for developmental purposes. Such workstation and software shall be subject to a separate AGREEMENT FOR LOAN OF PRODUCTS between the parties.

4. ARTICLE 4 - CONFIDENTIALITY

   4.1. As used in this Agreement, the term "CONFIDENTIAL INFORMATION" shall mean any information disclosed by one party to the other pursuant to this Agreement which is in written, graphic, machine readable or other tangible form and is marked with the identity of the disclosing party and "Confidential", "Proprietary" or in some other manner to indicate its confidential nature. CONFIDENTIAL INFORMATION may also include oral information disclosed by one party to the other pursuant to this Agreement, provided that such information is designated as confidential at the time of disclosure and reduced to a written summary by the disclosing party, within thirty (30) days after its oral disclosure, which is marked in a manner indicated above in Section 4.1 and delivered to the receiving party. Notwithstanding any failure to so identify it, however, the source



*Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

        code for the LICENSED SOFTWARE and the SIMPLEX SOFTWARE shall be deemed to be "CONFIDENTIAL INFORMATION" hereunder.

4.2. Each party shall treat as confidential all CONFIDENTIAL INFORMATION of the other party, shall not use such CONFIDENTIAL INFORMATION except as expressly set forth herein or otherwise authorized in writing, shall implement reasonable procedures to prohibit the disclosure, unauthorized duplication, misuse or removal of the other party's CONFIDENTIAL INFORMATION and shall not disclose such CONFIDENTIAL INFORMATION to any third party except as may be necessary and required in connection with the rights and obligations of such party under this Agreement, and subject to confidentiality obligations at least as protective as those set forth herein. Without limiting the foregoing each of the parties shall use at least the same procedures and degree of care which it uses to prevent the disclosure of its own CONFIDENTIAL INFORMATION of like importance to prevent the disclosure of CONFIDENTIAL INFORMATION disclosed to it by the other party under this Agreement, but in no event less than reasonable care.

4.3. The TERM of this Agreement, and for [*] years thereafter SIMPLEX shall maintain in confidence and not use except as expressly authorized herein, all LICENSED SOFTWARE and derivative works thereof made by SIMPLEX that either directly or indirectly discloses LICENSED SOFTWARE. ALL LICENSED SOFTWARE shall be referred to hereafter as "CONFIDENTIAL INFORMATION".

4.4. SIMPLEX agrees that the confidentiality of the LICENSED SOFTWARE is an integral part of the ascribed value of the LICENSED SOFTWARE.

4.5. CONFIDENTIAL INFORMATION shall not include and SIMPLEX shall not be required to protect in confidence any information disclosed to SIMPLEX under this Agreement which;

        4.5.1. was in the receiving party's possession or was know to the receiving party prior to receipt under this Agreement, as evidenced by a signed and dated document created in the normal course of business or other equally probative evidence;

        4.5.2. is or becomes public knowledge without breach of this Agreement by the receiving party as evidenced by a printed publication or other equally probative evidence;

        4.5.3. is or becomes available to the receiving party from a source other than the disclosing party without a confidentiality restriction and without a breach of this Agreement; or

        4.5.4. is developed by the receiving party independent of and without reference to CONFIDENTIAL INFORMATION received under this Agreement.

        4.5.5. is disclosed with the prior written approval of the disclosing party;

        4.5.6. is disclosed pursuant to the order or requirement of a court, administrative agency, or other governmental body; provided, that the receiving party shall provide prompt, advanced notice thereof to enable the disclosing party to seek a protective order or otherwise prevent such disclosure.

4.6. Each party acknowledges that disclosure or use of any CONFIDENTIAL INFORMATION by the other party in a manner inconsistent with this Agreement will cause the other party irreparable injury which may not be adequately compensated by damages. Accordingly, in addition to all other remedies that a disclosing party shall have under this Agreement, the disclosing party shall have the right to equitable and injunctive relief to prevent the unauthorized use or disclosure of CONFIDENTIAL INFORMATION, and shall have the right to such damages (including without limitation court costs, and reasonable attorney fees awarded by a court of final resort and competent jurisdiction) as are occasioned by such unauthorized use or disclosure.



*Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

     4.7. Neither party shall disclose any confidential third party information to the other under this Agreement.

5.   ARTICLE 5 -- UPDATES, TRAINING AND SUPPORT SERVICES

     5.1. DIGITAL agrees that it shall provide SIMPLEX all error corrections, updates, and upgrades to the LICENSED SOFTWARE which DIGITAL may, at its discretion, develop and make available internally from time to time, as to which DIGITAL shall own all rights, title, and interest. It is understood by the parties that such product updates are not on a scheduled or planned basis and entail no obligation by DIGITAL to actually produce any such updates or upgrades to SIMPLEX.

     5.2. DIGITAL shall provide SIMPLEX Two person (2) week of training (not including time spent prior to execution hereof). Time spent via phone communication shall count towards the 2 person/week equivalent. DIGITAL, may at its discretion, provide training or support at another site: if training/support is not at the Hudson facility, the hours spend shall be calculated at double the time (i.e., 2 hours at other site = 1 hour at Hudson, MA) and all travel and lodging expenses for any DIGITAL personnel involved in such other site training will be paid by SIMPLEX. If additional training or support is required, DIGITAL may, at its discretion, provide additional support for a fee of [*] per day per person plus expenses.

6.   ARTICLE 6 -- TECHNOLOGY TRANSFER

     6.1. DIGITAL shall deliver to SIMPLEX one complete copy of the LICENSED SOFTWARE within 2 weeks of the EFFECTIVE DATE of this Agreement.

     6.2. If the event this Agreement is terminated in accordance with the terms of Article 7, SIMPLEX shall return to DIGITAL all whole or partial copies of LICENSED SOFTWARE which are in SIMPLEX's possession or control, whether direct or indirect.

7.   ARTICLE 7 -- WARRANTY PROVISIONS

     7.1. THE LICENSED SOFTWARE AND THE SIMPLEX SOFTWARE ARE PROVIDED "AS IS" UNDER THIS AGREEMENT. NEITHER PARTY MAKES ANY WARRANTIES UNDER THIS AGREEMENT, WHETHER EXPRESS OR IMPLIED, AND SPECIFICALLY DISCLAIMS ANY IMPLIED WARRANTY OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. THE LICENSED SOFTWARE IS DEVELOPED FOR INTERNAL USE, AND IS NOT A DIGITAL LIST PRICE COMMERCIAL PRODUCT WHICH HAS BEEN SUBJECTED TO DIGITAL'S FULL COMMERCIAL QUALITY CONTROL AND PRODUCT VALIDATION PROCESSES. THE LICENSED SOFTWARE THUS MAY CONTAIN DEFECTS WHICH DIGITAL HAS NO OBLIGATION TO REMEDY.

     7.2. To the best of DIGITAL's knowledge without conducting product clearance analyses or searches in the public records of the patent, copyright, and trademark offices throughout the world, DIGITAL has the right to use and to license the use of the LICENSED SOFTWARE in accordance with the terms and conditions of this Agreement.

     7.3. The names used to identify each tool are for reference only. These names have been used internal to DIGITAL Only. These names are not to be confused with any external commercial product by the same name and may not be available for public use. SIMPLEX shall adopt its own unique and distinct names for each such CAD tool which it licenses to its customers and shall be solely responsible for clearance of the use of such names as trademarks/service marks for any SIMPLEX SOFTWARE and for defending and selling or otherwise satisfying any claim for infringement of any trademark or service rights anywhere in the world regarding the use by SIMPLEX of any such name.

     7.4. THE WARRANTIES SET FORTH IN THIS ARTICLE 7 ARE IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, AND DIGITAL EXPRESSLY DISCLAIMS ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.



*Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

8.      ARTICLE 8 - LIMITATION OF LIABILITY

        8.1. IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR SPECIAL, INCIDENTAL, OR CONSEQUENTIAL DAMAGES, INCLUDING LOST PROFITS OR LOSS OF USE, OR OTHER ECONOMIC LOSS OF ANY SORT. EXCEPT AS PROVIDED UNDER SECTION 9.3 BELOW, DIGITAL SHALL NOT BE LIABLE TO SIMPLEX, AND DISCLAIMS ALL LIABILITY TO ANY OTHER PERSON OR ENTITY IN CONNECTION WITH THIS AGREEMENT, FOR THE USE OR PERFORMANCE OF THE LICENSED SOFTWARE, INCLUDING WITHOUT LIMITATION ANY LIABILITY FOR NEGLIGENCE IN TORT. SIMPLEX SHALL NOT BE LIABLE TO DIGITAL, AND DISCLAIMS ALL LIABILITY TO ANY OTHER PERSON OR ENTITY IN CONNECTION WITH THIS AGREEMENT, FOR THE USE OR PERFORMANCE OF THE SIMPLEX SOFTWARE INCLUDING, WITHOUT LIMITATION, ANY LIABILITY FOR NEGLIGENCE IN TORT.

9.      ARTICLE 9 - REMEDIES

        9.1. In the event a third party asserts a claim of intellectual property infringement, DIGITAL has no obligations to obtain rights to continue the use of any such LICENSED SOFTWARE which is the subject of such claim.

        9.2. DIGITAL agrees, at its own expense, to defend or at its option to settle, any claim or action brought against SIMPLEX on the issue of infringement of any copyright or trade secret right of any third party by the LICENSED SOFTWARE as used or distributed within the scope of the licenses granted under this Agreement and to indemnify SIMPLEX against all damages and costs, including legal fees, which may be incurred by SIMPLEX under any such claim or action; provided that SIMPLEX provides DIGITAL with (i) prompt written notice of such claim (ii) sole control and authority over the defense or settlement thereof, and (iii) proper and full information and assistance (at DIGITAL's expense, except for the cost of SIMPLEX's employee's time) to settle and/or defend any such claim or action.

        9.3. Notwithstanding the provisions of Section 9.2 above, DIGITAL assumes no liability for infringement claims which would not exist but for (i) the combination of any LICENSED SOFTWARE with other software not provided by DIGITAL, or (iii) the modification of the LICENSED SOFTWARE unless such modification was made by DIGITAL.

        9.4. SIMPLEX agrees, at its own expense, to defend or at its option to settle, any claim or action brought against DIGITAL on the issue of infringement of any copyright or trade secret right of any third party by the SIMPLEX SOFTWARE as used or distributed within the scope of the licenses granted under this Agreement and to indemnify DIGITAL against all damages and costs, including legal fees, which may be incurred by DIGITAL under any such claim or action; provided that DIGITAL provides SIMPLEX with (i) prompt written notice of such claim (ii) sole control and authority over the defense or settlement thereof, and (iii) proper and full information and assistance (at SIMPLEX's expense, except for the cost of DIGITAL's employee's time) to settle and/or defend any such claim or action.

                9.4.1. Notwithstanding the provisions of Section 9.4 above, SIMPLEX assumes no liability for infringement claims which would not exist but for (i) the combination of any SIMPLEX SOFTWARE with other software not provided by SIMPLEX, or (iii) the modification of the SIMPLEX SOFTWARE unless such modification was made by SIMPLEX.

        9.5 THE REMEDIES SET FORTH IN THIS ARTICLE 9 CONSTITUTES EACH PARTY'S EXCLUSIVE REMEDIES FOR INTELLECTUAL PROPERTY INFRINGEMENT, AND DEFECTS (WHETHER PATENT OR LATENT) IN THE LICENSED SOFTWARE OR SIMPLEX SOFTWARE AS APPLICABLE.

10.     ARTICLE 10 - INJUNCTIVE RELIEF

        10.1. The parties hereby declare that the respective rights of the parties under Sections 2 or Section 4 are of a unique nature, the loss of which may cause irreparable harm, and that it may be impossible to measure in money the damages which will accrue to a party hereto by reason of the loss of such rights. Accordingly, in the event of any breach or threatened breach of Sections 2 or Section 4, the party whose software or CONFIDENTIAL INFORMATION are the subject of such breach or threatened breach shall be entitled to a final order from a court of competent jurisdiction of injunctive and other equitable relief, and if any party hereto shall institute any action or proceeding to enforce by specific performance or other equitable relief the provisions hereof, any the party against whom such action or proceeding in brought hereby waives the claim or defense therein that such party has an adequate remedy at law, and such part shall not urge in any such action or proceeding the claim or defense that such remedy at law exists. This Section 10 shall not limit or constrain the right of a party to pursue and recover damages at law for breaches of this Agreement, including breaches of Section 2 or
            Section 4.

11.  ARTICLE 11 - TERMINATION

     11.1. If either party hereto shall fail to perform or observe any of the terms and conditions to be performed or observed by it under this Agreement, the other party shall give written notice to the defaulting party specifying the respects in which the defaulting party has failed to perform or observe the terms and conditions of this Agreement, and in the event that any default so indicated is not remedied by the defaulting party within thirty (30) days after receipt of such notice, the party not in default may in its sole discretion thereafter elect to terminate this Agreement, and, except as otherwise provided herein to survive termination, this Agreement and all the future obligations owed and future rights granted herein to the defaulting party shall immediately terminate.

             11.1.1. As used in this Agreement the term "breach" or "default" by a party shall mean a failure to perform or observe a material term or provision hereof which remains uncurled after the notice and time period set forth above. The following events may constitute the breach of material term of this Agreement.

                      11.1.1.1. a knowing and material violation of the
                                restrictions on license rights set forth herein.

                      11.1.1.2. failure by a party to follow proper procedures
                                for safeguarding CONFIDENTIAL INFORMATION under this Agreement;

                      11.1.1.3. failure by SIMPLEX to make payment when due;

                      11.1.1.4. breach of warranty of either SIMPLEX or DIGITAL
                                and

                      11.1.1.5. failure of DIGITAL to provide training and
                                support services pursuant to Article 5 above.

      11.2. On or before thirty (30) days prior to the expiration of the TERM of this Agreement, the parties may meet in person or by phone to determine whether and under what conditions this Agreement may be renewed.

      11.3. The parties hereto agree that the termination of this Agreement shall not release either party from any other liability which shall have accrued to the other party at the time such termination becomes effective (provided that a remedy for such liability has not been expressly provided in this Agreement), nor affect in any manner the survival of any right, duty or obligation of either party which is expressly stated elsewhere in this Agreement to survive termination.

      11.4. In the event of any termination of this Agreement for any reason, SIMPLEX shall no longer be entitled to continue to receive error corrections, updates and upgrades pursuant to section 5.1. However its rights to the LICENSED SOFTWARE existing as of the termination date shall continue.

12.  ARTICLE 12 - NOTICES

      12.1. Any notice required or permitted to be given under this Agreement shall be sufficient as of three (3) days following the date of mailing if given by prepaid, first class, registered or certified mail addressed to the respective address, subject to change upon written notice, of the other Party as follows:

                    If DIGITAL:
                            John McClean
                            Acquisition Consultant
                            Digital Equipment Corporation
                            77 Reed Road
                            Hudson, MA 01749-2895
                    Copy to:
                            Digital Semiconductor General Counsel
                            Digital Equipment Corporation
                            111 Powdermill Road, MSO2-3
                            Maynard, MA 01754
                    If to LICENSEE:
                            Resve Saleh
                            President
                            Simplex Solutions, Inc.
                            2540 North First Street, Suite 302
                            San Jose, CA 95131
13.  ARTICLE 13 - GENERAL TERMS
     13.1. Waiver/Amendment: No waiver, amendment, or modification of any provision of this Agreement shall be effective unless in writing and signed by the party against whom such waiver, amendment or modification is sought to be enforced.
     13.2. Assignment or Transfer: Except as otherwise stated herein, SIMPLEX may not assign or transfer in any manner, including by operation of law, any of its rights or obligations under this Agreement to any third party integrated circuit manufacturer (including, but not limited to, Intel or National Semiconductor, etc.) without the express written consent of DIGITAL. Any assignment or transfer made without such consent shall be void.
     13.3. The recipient of DIGITAL technical information agrees not to export/re-export this technical information or any direct/immediate product of the technical information to any country proscribed under the U.S. Export Administrating Regulations, Parts 700 and 779.4 (Country Groups Q, S, W, Y, and Z and the People's Republic of China and Afghanistan) without first receiving authorization from the U.S. Department of Commerce.
     13.4. Choice Of Law And Forum: The rights of the parties hereunder shall be governed by the laws of the State of California, U.S.A. Any litigation between the parties shall be commenced and prosecuted in California.
     13.5. Severability: If any provision of this Agreement shall be held by a court of competent jurisdiction to be contrary to law, the remaining provisions of this Agreement shall remain in full force and effect, and shall be interpreted to effect the intentions of the parties interpretations as if such provision has never been in this Agreement.
     13.6. Publicity:
           13.6.1. Each party shall use its reasonable and diligent efforts not to disclose to any third party the terms and conditions of this Agreement during its TERM, except as required by law, or by governmental regulation, requirement or order, or as may be necessary to establish or assert its rights hereunder, or pursuant to confidentiality obligations, to bankers and other financing sources and to auditors, attorneys and other experts as deemed necessary by SIMPLEX to obtain financing.
           13.6.2. Notwithstanding the proscriptions of Article 13.6.1 above, DIGITAL and SIMPLEX shall cooperate in preparing a press release and a public announcement of the occurrence of this Agreement, each of which shall occur within thirty (30) days following the execution of this Agreement.
           13.6.3. DIGITAL shall have the right to review any subsequent press releases or other promotional advertising or materials of SIMPLEX that refer to DIGITAL, which shall be provided to DIGITAL thirty (30) days in advance of release. If such releases, advertising or materials is found unacceptable by DIGITAL, SIMPLEX will revise the same in accordance with DIGITAL's wishes. DIGITAL shall review any such releases, plans or materials within 21 days and give written notice to SIMPLEX of approval or disapproval. DIGITAL's review team shall consist of at least one representative from the DIGITAL. SIMPLEX understands and agrees that the guidelines which DIGITAL shall use will be the absence from any such press release or other promotional material of any mention that any LICENSED SOFTWARE received from DIGITAL has been used, or is currently being used, by DIGITAL to design any specific semiconductor device, including by way of example only, DIGITAL's DECchip 21064 and subsequent chips utilizing the "ALPHA" architecture, and including any names used formally or informally by DIGITAL or in the industry or industry press, such as "ALPHA chips" or "ALPHA microprocessors" or the like. Once DIGITAL has found a particular press release, or piece of advertising or promotional material to be accepted, further publication approval by DIGITAL shall not be required for such release or piece of material.

     13.6.4. Notwithstanding the foregoing, SIMPLEX, without the approval of DIGITAL, shall have the right to indicate to the public that SIMPLEX has licensed the LICENSED SOFTWARE from DIGITAL, by using the notice "portions of this product incorporated technology licensed from DIGITAL EQUIPMENT CORPORATION", or the substantial equivalent thereof.

13.7. No prior condemnation, waiver, overlooking or lack of notice of any act or event giving rise to a right by either party to terminate shall operate to restrict, limit, or otherwise affect a subsequent right to either party to terminate this Agreement because of any act or event of a same or different nature.

13.8. Entire Agreement: This Agreement constitutes the complete and entire agreement between the parties with respect to the subject matter addressed herein, and merges all prior proposals and negotiations, whether oral or written, and all other prior communications and agreements between the parties with respect to such matter.

IN WITNESS WHEREOF, the parties hereto have as of the effective date first above written caused this Agreement, including Appendix A which hereby is incorporated by reference, to be signed in duplicate by their duly authorized representatives.

DIGITAL EQUIPMENT CORPORATION         SIMPLEX SOLUTIONS, INC.

/s/ Robert Ed Caldwell                /s/ Resve Saleh
----------------------------          ----------------------------

Name: Robert Ed Caldwell              Name: Resve Saleh

Title: Vice President                 Title: President
       Digital Semiconductor

Date: 9/22/95                         Date: 9/25/95

                APPENDIX A -- LICENSED SOFTWARE & DOCUMENTATION

The following are the CAD tools referenced in this agreement.

All these tools are purchased on the basis "as is". DIGITAL does not have any obligation to add or change anything. It is a free will of DIGITAL SEMICONDUCTOR / SEG / CAD group to release updates when and if they are available. The Source Code will be supplied for all the software listed below.

[*]



*Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

6.   Library Utilities

[*]

The following are the supporting documentation for the above tools:

[*]



*Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.